Exhibit 4.111

Confidential treatment has been requested for redacted portions of this exhibit.

This copy omits the information subject to the confidentiality request. Omissions are designated as [******].

Cooperation in Running a School Agreement

Party A: Hebei Technical College of Petroleum Profession

Party B: Langfang Urban Rail Transit Technical School

Date of Signing: July 31, 2024

Place of Signing: Langfang, Hebei

In accordance with the principles of equality, voluntariness, and mutual benefit, Party A and Party B hereby enter into this agreement on cooperation in running a school after friendly consultations.

Chapter I General Provisions

Article 1 Based on the principles of honesty, credit, equality, and mutual benefit, both parties shall give full play to their respective advantages through school-running cooperation to achieve mutual benefit and win-win results, and make contributions to national talent training and social development.

Chapter II Cooperation Methods and Content

Article 2 Cooperation Method: Party A shall invest by providing the management and use rights of part of the buildings, facilities, equipment, and items in the South Campus of Hebei Technical College of Petroleum Profession. Party B shall invest with funds and an operational management team to cooperatively operate Langfang Urban Rail Transit Technical School. Within the cooperation area, only Party B is allowed to engage in the school-running business specified in this agreement, and no third party shall be allowed to use the cooperation area.

Article 3 Cooperation Content: The school will offer teaching and training majors such as high-speed rail, drones, 3D printing technology, and intelligent robotics.

Chapter III Cooperation Period and Agreement Execution

Article 4 Cooperation Period: Six years (from July 31, 2024, to July 30, 2030). After the expiration, if both parties agree to continue cooperation, they may negotiate and sign a relevant renewal agreement.

Article 5 During the cooperation period, if any terms of this agreement need to be changed, they may be negotiated separately. This agreement shall come into effect after being sealed by both parties, signed by their respective representatives, sealed by Party B’s guarantor, and signed by the guarantor’s representative. The validity period shall start from the effective date of this agreement and end when the agreed cooperation period is completed.

After this agreement comes into effect, both parties shall jointly determine the handover date. On the handover date, both parties shall conduct an on-site inventory and confirmation of the buildings, facilities, equipment, and items in the cooperation area, and sign the Safety Management Agreement for School-Running Cooperation (Annex 1) and the Handover List of Buildings and Facilities Belonging to Hebei Technical College of Petroleum Profession for School-Running Cooperation (Annex 2) to confirm the handover facts and the status of buildings, facilities, equipment, items, etc., and the delivery shall be completed.

Chapter IV Responsibilities, Rights, and Obligations of Both Parties

Article 6 Party A’s Responsibilities and Rights:

1.	Party A is responsible for providing the South Campus of Hebei Technical College of Petroleum Profession at No. 38 Yongxing Road, Anci District, Langfang City, Hebei Province (referred to as the “cooperation area”). The cooperation area does not include the Pipeline Bureau Skill Talent Evaluation First Workstation, power facilities and supporting rooms, long-distance pipeline simulation training base, cathodic protection training base, and one communication room on the 6th floor of Building 1 in the South Campus (the excluded areas are for Party A’s use). The buildings, facilities, and equipment in the cooperation area shall be provided for Party B’s use.

2.	Party A shall provide the existing tables, chairs, beds, and other items in the cooperation area to Party B for free. Any shortages shall be supplemented by Party B at its own expense. Both parties shall inventory the above items. Normal wear and tear confirmed by both parties during the normal use by Party B’s personnel and students shall not be deemed as property damage and shall not involve compensation liability, but Party B shall repair them at its own expense. For items that have reached the service life and cannot meet the daily use standards after repair, they shall be returned to Party A for disposal.

3.	Party A has the right to supervise Party B’s establishment, management, and operation and put forward opinions, provided that it does not affect Party B’s normal operation or interfere with Party B’s independent decision-making. Party A’s exercise of this right does not constitute responsibility for Party B’s operation and management.

4.	Party A has the right to conduct daily inspections and supervision of Party B’s buildings, facilities, equipment, and items, which shall not affect Party B’s normal operation. This act does not replace Party B’s safety management responsibility.

5.	Party A has the right to collect fixed income from the cooperation in running the school.

Article 7 Party A’s Obligations:

1.	After receiving and approving Party B’s application for reconstruction and expansion, Party A shall cooperate with Party B in relevant engineering construction, installation, and acceptance work.

2.	Party A shall provide daily water, electricity, gas, and heating supply to Party B. Under the premise that Party B does not owe relevant fees, Party A shall not arbitrarily stop the supply of water, electricity, gas, or heating (except for reasonable situations such as equipment failure, municipal inspections, and maintenance), which may affect Party B’s normal operation. If Party A arbitrarily stops the supply and causes economic losses to Party B, Party A shall be responsible for compensation.

3.	Party B shall be responsible for the maintenance of the buildings, facilities, equipment, water supply lines, heating lines, power supply lines, gas lines, etc., in the cooperation area, and the expenses shall be borne by Party B.

4.	When Party B needs Party A to provide reasonable and legal cooperation as a partner and property owner during its operation, Party A shall actively cooperate.

Article 8 Party B’s Responsibilities and Rights:

1.	Party B is subordinate to Zhejiang Lishui Mengxiang Education Development Co., Ltd., and its subordination relationship shall not be changed during the contract period. Any change shall be deemed a breach of contract by Party B.

2.	Party B shall abide by laws and regulations and shall not engage in any illegal activities. In accordance with relevant national laws and regulations, Party B shall be responsible for the school’s teaching management, including but not limited to collecting student fees, issuing legal invoices, professional and disciplinary construction, and student management.

3.	Party B shall be responsible for the daily operation and management of the school and accept inspections and guidance from local relevant competent authorities.

4.	Party B shall be responsible for the safety management of the school’s personnel, buildings, facilities, equipment, items, etc. In accordance with the requirements of China National Petroleum Corporation and the Safety Management Agreement for School-Running Cooperation (Annex 1) signed by both parties, Party B shall accept safety supervision and inspection by Party A and its superior departments and make timely rectifications. The safety inspection by Party A and its superiors does not replace Party B’s safety management responsibility. Party B shall strictly control criminal and public security cases, eliminate mass incidents and extreme events during sensitive periods, and ensure no problems affecting the stability of Party A and society.

5.	Party B has the right to obtain the benefits from operating the school.

6.	If Party B uses venues, facilities, or equipment outside the cooperation area provided by Party A (specifically referring to the Pipeline Bureau Skill Talent Evaluation First Workstation, power facilities and supporting rooms, long-distance pipeline simulation training base, cathodic protection training base, and one communication room on the 6th floor of Building 1 in the South Campus specified in Paragraph 1 of Article 6), the usage method and fee standard shall be separately negotiated and determined by both parties.

7.	After the handover date, buildings and facilities newly invested and constructed by Party B, as well as newly purchased equipment and items, shall belong to Party B. After the termination of this agreement, Party B may dismantle the newly invested and constructed buildings and facilities at its own expense, provided that they shall not be pledged, mortgaged, transferred, or disposed of. If not dismantled, they shall be delivered to Party A for free. Newly purchased equipment and items shall be disposed of and moved by Party B; if they cannot be disposed of or moved, they shall be delivered to Party A for free. For decorative fixtures that have become affixed and those that have not, if Party B needs to dismantle them, the expenses shall be borne by Party B; if Party B does not dismantle them, they shall be delivered to Party A for free. If the buildings or facilities are damaged due to dismantling, Party B shall restore them to their original state or compensate Party A for the losses. Except as otherwise agreed, Party B shall hand over the premises in their current state at the time of agreement termination and shall not be obligated to dismantle or restore them.

Article 9 Party B’s Obligations:

1.	Under the premise that Party A delivers the cooperation area to Party B in accordance with Article 6, Party B shall not engage in any business other than the school-running business specified in this agreement in the cooperation area, nor shall it lease the buildings, facilities, or equipment to any third party.

2.	Party B shall establish, manage, and operate the school, assume operational management responsibilities, and pay the fixed income from the cooperation in running the school to Party A within the time specified in this agreement.

3.	Party B shall strictly comply with the relevant management requirements of the local government and Party A’s superior departments regarding safety, environmental protection, fire protection, noise prevention, etc., and assume all accident liabilities (including third-party liabilities) and economic losses arising during the school’s operation.

4.	Party B shall not make structural changes to the buildings, facilities, and other appurtenances provided by Party A. Party B only has the management and use rights for the buildings, facilities, equipment, and items provided by Party A and shall not pledge, mortgage, transfer, or dispose of them (except for normal wear and tear) without Party A’s written consent.

5.	During the cooperation period, if Party B updates, replaces, or renovates the buildings, facilities, or equipment provided by Party A, the standards shall not be lower than the original configuration, and Party B must obtain Party A’s written consent in advance before implementation. All expenses incurred shall be borne by Party B. If Party A deems it inappropriate, it may refuse Party B’s request.

6.	During the cooperation period, if Party B intends to invest in new construction or expansion of buildings and facilities within the cooperation area, it must obtain Party A’s written consent in advance, submit for review to the relevant government departments according to regulations, and complete all legal procedures before implementation. All expenses incurred shall be borne by Party B. If Party A deems it inappropriate, it may refuse Party B’s request.

7.	Party A may conduct regular daily inspections and supervision of the use of the cooperation area. If there is any breach of contract, Party A has the right to notify Party B to rectify within a time limit, and Party B shall stop the breach of contract.

8.	In the event of this agreement’s expiration, mutual agreement to terminate, or unilateral termination by one party due to the other party’s breach, Party B must promptly return the buildings, facilities, equipment, and items to Party A in accordance with the Handover List of Buildings and Facilities Belonging to Hebei Technical College of Petroleum Profession for School-Running Cooperation (Annex 2), and they shall be in a normal usable state.

Six months before the normal expiration of this agreement, both parties shall negotiate whether to renew the contract. If not, Party B shall move out of the cooperation area within 2 months after the expiration of this agreement and pay the fees involved in the agreement before moving out. The move-out period for mutual agreement to terminate is 2 months, and Party B shall pay the fees involved before moving out. If Party A unilaterally terminates the agreement due to Party B’s breach, Party B shall move out of the cooperation area within 2 months from the date of termination and pay the fees involved before moving out. In the event of this agreement’s termination or expiration, Party B shall promptly notify relevant personnel and departments to move out of the cooperation area.

In the case of this agreement’s termination or expiration, Party B shall use reasonable efforts to move out of the cooperation area within 2 months from the date of agreement termination. Party B shall bear all expenses until complete move-out. For the stable operation of the school and the protection of students’ interests, Party B may appropriately extend the move-out time to handle the school’s follow-up work on the premise of paying the fixed income for cooperation in running the school on time, but the extension shall not exceed 6 months at most. After 6 months, Party A has the right to take measures such as stopping water, electricity, heating, gas supply, and locking the doors. Party B shall pay all expenses until complete move-out and bear all losses caused thereby.

In the case of this agreement’s termination or expiration, Party B shall estimate the move-out time and pay all fees involved in the move-out period to Party A within 20 days after the agreement’s termination or expiration.

9.	If Party A or its superior department organizes large-scale activities that require the use of the cooperation area’s venues or facilities, Party B must actively cooperate and assist without affecting its normal teaching activities.

10.	If Party B needs to hire administrative, teaching, auxiliary teaching, logistics management, and service personnel on a sporadic basis, it shall give priority to hiring Party A’s personnel under the same conditions, and the fee standard shall be negotiated and determined by both parties.

Chapter V Fees and Taxes

Both parties shall pay their respective relevant taxes and fees as stipulated in this agreement according to law. Party B shall bear all operational cost expenses of Langfang Urban Rail Transit Technical School. Fees and relevant taxes and fees shall be calculated from the date of this agreement’s signing.

Article 10 Fees:

1.	Under the conditions of Article 6, Paragraph 1 of this agreement, Party B shall pay Party A an annual fixed income of 11 million RMB for cooperation in running the school from July 31, 2024, to July 30, 2027. In the first year of cooperation, Party B shall be given a three-month rent-free period, with a reduction of 2 million RMB in the annual fixed income, and the actual payment shall be 9 million RMB.

From July 31, 2027, to July 30, 2030, while Party B pays Party A an annual fixed income of 11 million RMB for cooperation in running the school, it shall also adjust and increase the fixed income based on the number of enrolled students in November of each year at the standard of 4,000 RMB per student per year. That is, if the number of enrolled students exceeds 3,000, Party B shall adjust and increase the fixed income for cooperation in running the school according to the excess number and pay the annual fixed income to Party A according to this standard, but the total annual fixed income paid shall not exceed 12 million RMB. If the number of enrolled students in the current year does not reach 3,000, Party B shall still pay Party A 11 million RMB as the annual fixed income.

Payment terms for fixed income from cooperation in running the school:

In the first year, Party B shall pay Party A 9 million RMB as the fixed income for cooperation in running the school before November 30, 2024, after this agreement is signed.

From 2025 onwards, Party B shall pay Party A 5.5 million RMB as the fixed income for cooperation in running the school before April 15 of each year and the remaining fixed income for the current year before October 15 of each year.

2.	Daily expenses such as water, electricity, heating, internet, telephone, cable TV, municipal maintenance, sewage and waste disposal, garbage cleaning, hygiene disinfection, greening, gas, and other fees incurred by the school shall be borne by Party B.

Party A shall cooperate with Party B to change the names of various fee accounts to Party B. After the change is completed, Party B shall pay the relevant departments directly according to the actual occurrence and the current prices in Langfang. Party A shall not pay on behalf of Party B, and any late fees or penalties incurred due to overdue payment shall be borne by Party B.

Where the name change of the payment account has not been completed, Party B shall only pay the fees to be paid on behalf of Party B to Party A, and Party A shall provide Party B with value-added tax invoices that are of the same nature and amount as required by the collecting department or unit. Delays in payment arising from the failure to complete the account name change for any reason, or from Party A’s failure to provide the payment invoices, shall not constitute a breach of contract by Party B. Any late fees or other expenses incurred due to Party A’s overdue payment on behalf of Party B due to reasons attributable to Party A shall be borne by Party A itself.

3.	Except for the expenses mentioned above, in the case of expenses that Party B is unable to pay by itself and require Party A to pay on its behalf, after written confirmation by both Parties, Party B shall make a lump-sum payment for such expenses, and Party A shall issue a receipt to Party B.

Article 11 Taxes and Fees:

The amounts involved in this agreement are all inclusive of taxes. Both parties shall fulfill their tax obligations as stipulated by tax laws and pay their respective taxes and fees.

1.	Any value-added tax, property tax, urban land use tax, stamp duty, urban maintenance and construction tax, and education surcharge incurred by Party A from collecting the fixed income from cooperation in running the school shall be borne by Party A and paid by itself in accordance with the law.

2.	Income generated by Party B from independently operating the school, such as tuition fees, shall be subject to tax obligations by Party B according to law, and Party B shall pay taxes by itself.

Article 12 The currency of the amounts in this agreement is RMB, and all funds involved in transactions shall be settled in RMB.

Article 13 Settlement Information:

Party A:

Unit Name: Hebei Technical College of Petroleum Profession
Address: No. 90 Aimin West Road, Langfang City, Hebei Province
Tel: [******]
Bank: [******]
Account: [******]

Party B:

Unit Name: Langfang Urban Rail Transit Technical School
Address: No. 63 Aimin West Road, Anci District, Langfang City
Tel: [******]
Bank: [******]
Account: [******]

Chapter VI Guarantee

Article 14 Performance Guarantee:

1.	Performance Bond: The amount is 1.1 million RMB.

Within one week after this agreement is signed, Party B shall remit the full amount of the performance bond (RMB 1,100,000) to the account designated by Party A. Upon the termination of cooperation or the cancellation of this agreement (excluding cancellation caused by Party B’s breach of contract), Party A shall return the performance bond (principal amount without interest) to Party B in a lump sum within 60 days after Party B moves out of the cooperation area. If Party A fails to make the return on time, it shall pay a daily penalty to Party B, calculated as: Daily Penalty = RMB 1,100,000 × 0.06%.

2.	Policy Guarantee

Party B shall choose an insurance company to purchase insurance for the buildings, facilities, equipment, and items provided by Party A at their current value, with Party A as the beneficiary. To ensure the smooth handover of the cooperation area, Party B shall first pay Party A a deposit of 500,000 RMB within one week after this agreement is signed. After the policy takes effect, Party A shall return the full deposit to Party B within 60 days.

3.	Within 10 working days after Party A receives the performance bond and deposit, both parties shall complete the handover.

Article 15 Guaranty:

1.	All responsibilities, rights, and obligations of Party B under this agreement are guaranteed by Zhejiang Mengxiang Consulting Service Co., Ltd. to ensure the smooth performance of the agreement.

2.	The guarantee method under this agreement is a surety, and Party B’s guarantor shall provide joint and several liability guarantee.

3.	The guarantor has full capacity for civil conduct, fully understands the content of this agreement, and provides joint and several liability guarantee voluntarily, with all its expressions of intent under this agreement being true.

4.	The scope of the guarantee includes the principal and interest of the fixed income from cooperation in running the school, water fees, electricity fees, gas fees, heating fees, and all other expenses under this agreement, as well as liquidated damages, compensation, deposits, expenses for realizing claims (including legal fees, litigation costs, etc.), and all other payable fees.

5.	The guarantee period is two years from the day after the expiration date determined in this agreement.

6.	If this agreement needs to be changed, Party A and Party B shall sign a written change agreement. If Party B’s guarantor agrees in writing, the guarantor shall continue to bear joint and several liability guarantee.

7.	When Party A and Party B lawfully terminate this agreement in accordance with its provisions, Party A shall send a written notice to the other party’s guarantor to assume the guarantee responsibility in advance, and the guarantor shall fulfill the guarantee responsibility within 10 days of receiving the notice.

Chapter VII Liability for Breach and Dispute Resolution

Article 16 Determination and Undertaking of Liability for Breach:

1.	If either party fails to perform this agreement in accordance with the specified time, method, and requirements, it shall be deemed a breach of contract.

2.	If a breach of contract causes this agreement to be unperformable, the breaching party shall bear the resulting losses and compensate the non-breaching party for any losses incurred.

3.	If the breaching party’s actions trigger disputes with third parties, resulting in the non-breaching party being required to bear joint and several liability for compensation, the non-breaching party’s losses shall be compensated by the breaching party.

4.	If Party B violates this agreement and refuses to pay or delays (in whole or in part) the fixed income from cooperation in running the school and any payable (or to be paid on behalf of Party B) amounts to Party A, starting from the 21st day after the specified payment date (with the 20th day as the deadline), Party A may deduct the arrears from the performance bond and collect liquidated damages at a rate of 0.06% per day of the outstanding amount. Party B shall replenish the performance bond within 30 days from the date of Party A’s deduction (including the deduction date). If Party B fails to replenish the performance bond by the due date or the performance bond is insufficient to cover the payable amount, Party A has the right to unilaterally terminate this agreement, and Party B shall bear all liability for breach of contract.

5.	If this Agreement is terminated early due to Party A’s request or breach, Party A shall compensate Party B for the depreciated value of non-detachable and non-relocatable attached decorative fixtures, facilities, and equipment. The compensation amount shall be determined through negotiation between both Parties.

If this Agreement is terminated early due to Party B’s request or breach, Party B shall bear all losses related to its attached decorative fixtures, facilities, and equipment.

6.	The non-breaching Party’s full losses shall include, but not be limited to, direct losses, loss of expected profits, compensation paid to third parties, liquidated damages, fines, investigation and evidence collection fees, notarization fees, litigation costs, transportation fees, appraisal fees, attorney fees, and any other reasonable expenses incurred.

7.	In view of the special nature of school operations and to avoid mass incidents that may increase the difficulty of dispute resolution, both Parties agree to first engage in full communication and friendly negotiation for any disputes arising during the cooperation.

Article 17 Dispute Resolution:

Any disputes arising from the performance of this Agreement shall be resolved through negotiation by both Parties. If negotiation fails, either Party may submit the dispute to the People’s Court located in Party A’s domicile for litigation.

Article 18 Notice:

1.	All notices under this Agreement shall be written in Chinese and delivered in person, by registered mail, express delivery, email, or other forms to the communication addresses or contact information specified in this Agreement.

2.	If either Party changes its communication address or other contact information hereunder, it shall notify the other Party in writing at least 3 days prior to the change. Failure to do so shall render the changing Party solely liable for any losses or liabilities arising from the non-receipt of notices due to the address change. The service addresses for notices are as follows:

(1) Party A’s service address and information:

Recipient: Hou Cuijie（侯翠杰）

Address: No. 90 Aimin West Road, Langfang City, Hebei Province

Tel: [******]

Email: [******]

(2) Party B’s service address and information:

Recipient: Yang Zhifu（杨志福）

Address: No. 63 Aimin West Road, Anci District, Langfang City

Tel: [******]

Email: [******]

3.	Unless otherwise agreed, the date of notice service shall be determined as follows: For personal delivery: the date when the notice is signed and received by the notified Party or its authorized representative, heir, employee, or agent. For registered mail (prepaid postage): the 3rd day after the mailing date (based on the postmark). For express delivery: the 3rd day after delivery to a legal courier service. For email: the same day when the email is sent.

Chapter Ⅷ Agreement Amendment and Termination

Article 19 Agreement Amendment:

If there are matters not covered in this agreement or certain clauses need to be changed, both parties shall negotiate separately and enter into a supplementary agreement, which shall have the same effect as this agreement.

Article 20 Termination of the Agreement:

1.	During the term of this Agreement, if either Party acts in non-compliance with the Agreement and fails to rectify such conduct after the other Party requests correction, the non-breaching Party has the right to unilaterally terminate the Agreement. The rectification process and liability for breach related to the termination shall be governed by Chapter VII of this Agreement.

2.	If either Party proposes to amend or terminate the Agreement (in the absence of any breach by both Parties), it shall provide written notice to the other Party at least 2 months in advance and obtain the other Party’s written consent. This clause does not apply to unilateral termination by the non-breaching Party due to the other Party’s breach.

3.	Before the termination of this Agreement, both Parties shall fully perform their respective obligations and actively and properly handle all post-termination matters.

Article 21 Expiration of the Agreement:

1.	If Party B wishes to renew this Agreement, it shall notify Party A in writing at least 6 months before the expiration of the Agreement’s term. Party B shall have the right of first refusal under the same conditions.

2.	If Party B does not submit a written renewal request at least 6 months before the Agreement’s expiration, this Agreement shall automatically terminate upon expiration. Party B shall notify Party A in writing at least 2 months before the termination date, complete the handover of equipment, facilities, and items with Party A, and vacate the cooperation area in accordance with Article 9 hereof.

3.	In the event of force majeure events (such as political events, natural disasters, wars, or other factors) that affect the performance of this Agreement, the affected Party shall immediately notify the other Party and provide detailed information or valid proof within one month. Both Parties shall negotiate to terminate the Agreement.

4.	If Party A’s performance of this Agreement is affected or the Agreement is terminated due to superior policy orders, planning adjustments, reform requirements, or other similar reasons, Party A shall provide Party B with documentation (if any) confirming the necessity of termination and negotiate the compensation for termination with Party B at least 6 months before the specified termination date. If negotiation fails, compensation shall be determined in accordance with Article 16 hereof.

Chapter IX Other Provisions

Article 22 This agreement is made in eight copies, with Party A holding five copies and Party B holding three copies, all of which have equal validity.

Article 23 The annexes listed in this agreement are an integral part of this agreement.

Annex 1: Safety Management Agreement for School-Running Cooperation

Annex 2: Handover List of Buildings and Facilities Belonging to Hebei Technical College of Petroleum Profession for School-Running Cooperation

Annex 2.1: Handover List of Equipment in the South Campus of Hebei Technical College of Petroleum Profession

Annex 2.2: Handover List of Items in the South Campus of Hebei Technical College of Petroleum Profession

(No text below, signature and seal pages of the Cooperation in Running a School Agreement)

Party A: Hebei Technical College of Petroleum Profession
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: No. 90 Aimin West Road, Anci District, Langfang City, Hebei Province

Party B: Langfang Urban Rail Transit Technical School
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: No. 63 Aimin West Road, Anci District, Langfang City, Hebei Province

Date: July 31, 2024

(No text below, signature and seal page of Party B’s guarantor for the Cooperation in Running a School Agreement)

Party B’s Guarantor: Zhejiang Mengxiang Consulting Service Co., Ltd.
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: Room 102, 1st Floor, No. 227 Dayang North Road, Baiyun Street, Liandu District, Lishui City, Zhejiang Province

Annex 1:

Safety Management Agreement for School-Running Cooperation

Party A: Hebei Technical College of Petroleum Profession
Address: No. 90 Aimin West Road, Langfang City, Hebei Province

Party B: Langfang Urban Rail Transit Technical School
Address: No. 63 Aimin West Road, Anci District, Langfang City, Hebei Province

To further implement the safety production guideline of “safety first, prevention first,” strictly enforce laws, regulations, and rules on labor protection and safety production, strengthen safety production management, clarify safety production responsibilities, ensure the safety and health of Party B’s students, management personnel, and third parties, and promote the smooth progress of various tasks, this agreement is specially signed.

I. Basic Information

1.	Project Overview

Project Name: Cooperative Operation of Langfang Urban Rail Transit Technical School by Hebei Technical College of Petroleum Profession and Langfang Urban Rail Transit Technical School.

Project Location: South Campus of Hebei Technical College of Petroleum Profession (cooperation area specified in the main agreement).

2.	Period

Project Period: Consistent with the main agreement’s period.

II. Safety Management Objectives

During the project operation period, Party B must ensure safety management and achieve the following objectives:

1.	Safety hazard rectification rate reaches 100% within the specified time limit.

2.	Strictly control criminal and public security cases.

3.	Prevent electric shock and fire accidents

4.	Prevent collective poisoning incidents.

5.	Prevent group incidents and extreme events during sensitive periods, and ensure no occurrence of events affecting the stability of Party A and society.

6.	No environmental pollution incidents punished by government administrative law enforcement agencies shall occur.

III. Designated Persons in Charge

Both parties shall jointly abide by a series of laws, regulations, and related rules on safety production and occupational health, such as the Safety Production Law, Environmental Protection Law, Fire Protection Law, Road Traffic Safety Law, and Labor Law.

Party B designates Qi Yuhai (齐玉海) and Duan Yunren (段运仁) as the safety management personnel for this project. Party A designates Wang Xuan (王璇) as the safety management personnel for this project.

IV. Party A’s Safety Responsibilities, Rights, and Obligations

1.	Party A designates a safety management department and personnel to supervise and inspect Party B’s safety, environmental protection, and occupational health management work and urge Party B to carry out safety work in accordance with the requirements of Party A’s superior departments and government administrative departments.

2.	Party A has the right to supervise and inspect Party B’s implementation of relevant safety production laws, regulations, and rules, ensure safe production during project operation, and urge Party B to perform safety production management responsibilities according to law.

3.	Party A has the right to conduct safety supervision and inspection of Party B’s production and teaching venues, office and living areas at any time, and has the right to point out unsafe hidden dangers and require the responsible party to rectify them in a timely manner.

4.	Party A shall not put forward requirements to Party B that do not conform to safety production laws, regulations, and related rules, nor shall it require Party B to carry out project activities under unsafe and non-compliant occupational health conditions.

V. Party B’s Safety Responsibilities, Rights, and Obligations

1.	Party B shall strictly obtain school-running qualifications and permits in accordance with relevant national regulations.

2.	Party B shall strictly abide by safety-related laws, regulations, and rules, strictly implement Party A’s safety management rules and regulations, accept Party A’s supervision and inspection, and implement safety management responsibilities.

3.	Party B shall define the work - safety responsibilities of personnel at all levels of its unit, and at the same time assign full - time and part - time safety management personnel to earnestly fulfill the safety management responsibilities of personnel at all levels. If safety and stability incidents occur in the training school and it is punished by the relevant management department in the jurisdiction or the superior department of Party A, all responsibilities shall be borne by Party B, and Party B shall compensate Party A for all losses incurred thereby.

4.	Party B must carry out regular safety education for the training school’s employees and students, urge employees to implement safety responsibilities, and improve the safety awareness and self-protection ability of employees and students.

5.	Party B shall not damage the various safety protection facilities provided by Party A. If it is indeed necessary to dismantle them due to project needs, Party B must submit a safety work plan to Party A for review and record and can only proceed after obtaining written consent from Party A’s safety management personnel.

6.	For acts of Party B that do not comply with laws and regulations and Party A’s safety management rules and regulations, Party A has the right to stop them and require Party B to carry out rectification and improvement to eliminate potential safety hazards. At the same time, for the violatory acts of Party B, Party A has the right to impose economic penalties on it.

7.	The safety facilities for new, modified, and expanded projects in Party B’s production and teaching venues and office and living areas during project operation must conform to relevant regulations such as “three simultaneous” (simultaneous design, construction, and commissioning of safety and environmental protection facilities with the main project), and fire protection facilities must conform to laws and regulations.

8.	Party B shall accept safety-related inspections by Party A and relevant government departments at any time and must rectify the problems found as required. Party B shall bear all responsibilities for failing to rectify on time or thoroughly.

9.	Party B shall establish an emergency management system according to relevant laws, regulations, and school-running characteristics, formulate overall and special emergency plans, and carry out regular emergency training and drills. Party B’s emergency plans shall be docked with Party A’s emergency plans and conform to the management requirements of Party A’s superior departments.

10.	In case of an accident, both parties must fulfill the obligation to notify each other and assist each other in controlling the accident. All expenses arising therefrom shall be borne by the accident-causing party.

VI. Miscellaneous

Other matters not covered herein shall be resolved through negotiation between both parties.

(No text below)

(No text below, signature and seal pages of the Safety Management Agreement for School-Running Cooperation)

Party A: Hebei Technical College of Petroleum Profession
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: No. 90 Aimin West Road, Anci District, Langfang City, Hebei Province

Party B: Langfang Urban Rail Transit Technical School
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: No. 63 Aimin West Road, Anci District, Langfang City, Hebei Province

Date: July 31, 2024

(No text below, signature and seal page of Party B’s guarantor for the Safety Management Agreement for School-Running Cooperation)

Party B’s Guarantor: Zhejiang Mengxiang Consulting Service Co., Ltd.
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: Room 102, 1st Floor, No. 227 Dayang North Road, Baiyun Street, Liandu District, Lishui City, Zhejiang Province

Annex 2:

Handover List of Buildings and Facilities Belonging to Hebei Technical College of Petroleum Profession for School-Running Cooperation

Party A: Hebei Technical College of Petroleum Profession
Address: No. 90 Aimin West Road, Langfang City, Hebei Province

Party B: Langfang Urban Rail Transit Technical School
Address: No. 63 Aimin West Road, Anci District, Langfang City, Hebei Province

The cooperation area provided by Hebei Technical College of Petroleum Profession includes the following buildings, facilities, equipment, and items:

Buildings: Office building (2114 m²), No. 1 Teaching Building (7717 m²), No. 1 Laboratory Building (6000 m²), No. 1 Student Apartment Building (3464 m²), No. 2 Student Apartment Building (3464 m²), No. 3 Student Apartment Building (3464 m²), No. 4 Student Apartment Building (3469 m²), No. 5 Student Apartment Building (12000 m²), Student Canteen (2270 m², including auditorium), Multi-flavor Student Canteen (2440 m²), Bathhouse (1177.96 m²), Medical Office (354 m²), Sports Ground Toilet (90 m²), Tea Boiler Room (164 m²), Student Work Department Courtyard (3200 m², including 1 bungalow of 55 m², 1 bungalow of 76 m², 1 bungalow of 416 m², 1 bungalow of 153 m², 1 bungalow of 159 m²), Canteen Bungalow (318 m²), Warehouse (310 m²), East Guard Room (90 m²), North Guard Room (73 m²), Sports Ground Platform (360 m²), Welding Center Workshop (598.28 m²), and all roads and land in the cooperation area (63050 m²).

Facilities: Plastic sports ground (18300 m²), lit basketball court (3660 m²), East Bicycle Shed (148 m²), West Bicycle Shed (118 m²).

Equipment: See Annex 2.1 Handover List of Equipment in the South Campus of Hebei Technical College of Petroleum Profession

Attached Items: See Annex 2.2 Handover List of Items in the South Campus of Hebei Technical College of Petroleum Profession

(No text below, signature and seal pages of the Handover List of Buildings and Facilities Belonging to Hebei Technical College of Petroleum Profession for School-Running Cooperation)

Party A: Hebei Technical College of Petroleum Profession
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: No. 90 Aimin West Road, Anci District, Langfang City, Hebei Province

Party B: Langfang Urban Rail Transit Technical School
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: No. 63 Aimin West Road, Anci District, Langfang City, Hebei Province

Date: July 31, 2024

(No text below, signature and seal page of Party B’s guarantor for the Handover List of Buildings and Facilities Belonging to Hebei Technical College of Petroleum Profession for School-Running Cooperation)

Party B’s Guarantor: Zhejiang Mengxiang Consulting Service Co., Ltd.
Seal: /s/
Legal Representative (Signature): /s/
Authorized Agent (Signature):
Contact Tel: [******]
Fax: [******]
Address: Room 102, 1st Floor, No. 227 Dayang North Road, Baiyun Street, Liandu District, Lishui City, Zhejiang Province